Mercury Systems adopts limited-duration shareholder rights plan December 28, 2021 ANDOVER, Mass., Dec. 28, 2021 (GLOBE NEWSWIRE) -- Mercury Systems Inc. (“Mercury” or the “Company”), (NASDAQ: MRCY, www.mrcy.com), a leader in trusted, secure mission-critical technologies for aerospace and defense, today announced that its Board of Directors has adopted a limited- duration shareholder rights plan (the “Rights Plan”). The Mercury Board unanimously adopted the Rights Plan to protect the investment of shareholders during a period in which it believes shares of the Company do not reflect the inherent value of the business or its long-term growth potential. William O’Brien, Independent Chair of the Mercury Board, said, “In light of current market conditions, the Board believes adoption of the Rights Plan is an appropriate action to help ensure we are able to protect the long-term interests of all Mercury shareholders. The Company regularly engages and maintains an ongoing dialogue with shareholders, and we have a history of seeking, considering and incorporating their feedback. Our Board and management team remain focused on executing our strategic plan to deliver sustainable, long-term growth and will continue to evaluate opportunities to enhance value for our shareholders.” The Rights Plan has a one-year duration. By adopting the Rights Plan, the Board intends to enable all shareholders to realize the full potential value of their investment in Mercury while reducing the likelihood that any person or group gains control of the Company without paying full and fair value. The Rights Plan also provides the Board with time to make informed decisions that are in the best long-term interests of the Company and its shareholders and does not deter the Board from considering any offer that it determines is in the best interest of shareholders. Pursuant to the Rights Plan, the Company will distribute one right (“Right”) for each common share outstanding as of the record date, January 10, 2022. Under the Rights Plan, the Rights generally would become exercisable only if a person or group acquires beneficial ownership of 7.5% or more of Mercury common shares in a transaction not approved by the Mercury Board (or 10% if the person or group is a passive investor). In the event the Rights under the Rights Plan become exercisable, each holder of a Right (other than such acquiring person or group, whose Rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights Plan, preferred shares of Mercury having a value of twice the market value of Mercury’s common shares. The ownership threshold for passive investors in Mercury, meaning holders of common shares of Mercury without a plan or an intent to change or influence the control of Mercury (including Schedule 13G filers), is 10% (as opposed to 7.5% for other investors). Additional details regarding the Rights Plan, including the Rights Plan itself, are contained in a Form 8-K that will be filed by the Company with the U.S. Securities and Exchange Commission as required by applicable rules. Mercury Systems – Innovation That Matters® Mercury Systems is a global commercial technology company serving the aerospace and defense industry. Headquartered in Andover, Mass., the company delivers trusted, secure open architecture processing solutions powering a broad range of mission-critical applications in the most challenging and demanding environments. Inspired by its purpose of delivering Innovation that Matters, By and For People Who Matter, Mercury helps make the world a safer, more secure place for all. Forward-Looking Safe Harbor Statement This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Rights Plan described herein and to fiscal 2022 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of environmental rules and regulations, market acceptance of the Company’s products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions, restructurings and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to industrial security and cybersecurity regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 2, 2021. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. INVESTOR CONTACT Michael D. Ruppert, CFO Mercury Systems Inc.

ir@mrcy.com | (978) 967-1990 MEDIA CONTACT Michael Freitag / Dan Moore / Lyle Weston / Rachel Goldman Joele Frank, Wilkinson Brimmer Katcher pr@mrcy.com | (212) 355-4449 Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc.